Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1998-A
                                Monthly Servicing Report

       Collection Period                                    October,1998
       Distribution Date                                        11/16/98

                                                          Dollar Amount
       Total Portfolio                               $  2,300,012,263.69
       Total Securities                                 2,346,000,000.00
       Class A-1 Notes                                    647,000,000.00
       Class A-2 Notes                                    535,000,000.00
       Class A-3 Notes                                    691,500,000.00
       Class A-4 Notes                                    300,000,000.00
       Class B Notes                                       80,500,000.00
       Class C Certificates                                46,000,000.00
       Class D Certificates                                46,000,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
                Interest Collections                 $      9,855,199.63
            Repurchased Loan Proceeds Related to Interest      77,092.25
                 Total Simple Int Receivables Interest      9,932,291.88
       Pre Computed Receivables Interest Collections        3,685,681.49
                 Total Interest Collections          $     13,617,973.37

       Servicer Advances:
            Simple Interest Servicer Advances        $      2,036,786.25
            Precomputed Servicer Advances                   1,147,962.07
                 Total Servicer Advances                    3,184,748.32

       Principal:
       'Simple Interest Receivables Principal
            Principal Collections                    $     27,035,724.91
            Prepayments in Full                            22,170,997.93
            Repurchased Loan Proceeds Related to Principal  5,147,684.05
            Other Refunds Related to Principal                 10,852.48
                 Total Simple Int Receivables Principal 54,365,259.37 Pre Computed Receivables Principal
            Principal Collections                    $      9,995,717.88
            Prepayments in Full                             6,807,949.26
            Prepayments in Full Due to Admin Repurchases      949,260.32
            Payahead Draws                                    764,161.32
                 Total Pre Computed Receivables Principal  18,517,088.78
       Liquidation Proceeds                                 1,282,138.44
       Recoveries from Prior Month Charge-Offs                 49,640.76
                 Total Principal Collections               74,214,127.35

       Aggregate Losses for Collection Period               2,541,650.87
                 Total Regular Principal Reduction         76,247,314.82

       Total Collections                             $     91,016,849.04

                                                                       Amt per
                                                                       $1000 of
                                                                       Original
       II. DISTRIBUTIONS                                  Amount       Principal
       Total Collections                           $  91,016,849.04  $    38.80
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution               91,016,849.04       38.80

       Servicing Fee:
       Servicing Fee Due                           $   1,431,479.83  $     0.61
       Servicing Fee Paid                              1,431,479.83        0.61
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $      48,032.25  $     0.07
            Class A-1 Notes Monthly Interest Paid         48,032.25        0.07
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int Carryover Shortfall     0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   2,496,666.67  $     4.67
            Class A-2 Notes Monthly Interest Paid      2,496,666.67        4.67
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int Carryover Shortfall     0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   3,255,812.50  $     4.71
            Class A-3 Notes Monthly Interest Paid      3,255,812.50        4.71
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int Carryover Shortfall     0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   1,425,000.00  $     4.75
            Class A-4 Notes Monthly Interest Paid      1,425,000.00        4.75
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int Carryover Shortfall     0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     399,145.83  $     4.96
            Class B Notes Monthly Interest Paid          399,145.83        4.96
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int Carryover Shortfall       0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $   7,624,657.25  $     3.38
            Total Note Monthly Interest Paid           7,624,657.25        3.38
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int Carryover Shortfall          0.00        0.00

       Class C Certificates Monthly Interest
            Class C Certificates Monthly Int Due   $     237,666.67  $     5.17
            Class C Certificates Monthly Interest Paid   237,666.67        5.17
            Class C Certificates Monthly Interest Shortfall    0.00        0.00
            Class C Certificates Int Carryover Shortfall       0.00        0.00
            Change in Class C Certs Int Carryover Shortfall    0.00        0.00

       Class D Certificates Monthly Interest
            Class D Certificates Monthly Int Due   $     287,500.00  $     6.25
            Class D Certificates Monthly Interest Paid   287,500.00        6.25
            Class D Certificates Monthly Interest Shortfall    0.00        0.00
            Class D Certificates Int Carryover Shortfall       0.00        0.00
            Change in Class D Certs Int Carryover Shortfall    0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Certs Monthly Int Due   $   8,149,823.92  $     3.47
            Total Note and Certs Monthly Int Paid      8,149,823.92        3.47
            Total Note and Certs Monthly Int Shortfall         0.00        0.00
            Total Note and Certs Int Carryover Shortfall       0.00        0.00
            Change in Total Note and Certificate Int
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  81,435,545.29

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount     74,725,793.16       31.85
                 Principal Distribution Amount        74,725,793.16       31.85

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $   9,745,045.74  $    15.06
            Class A-2 Notes Monthly Principal Paid    64,980,747.42      121.46
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            74,725,793.16       33.15

            Class C Certs Monthly Principal Paid   $           0.00  $     0.00
            Class D Certs Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         74,725,793.16       31.85

       Collections Released to Servicer            $   6,709,752.13

       Total Available for Distribution            $  91,016,849.04
       Total Distributions (including Servicing Fee)$  91,016,849.04

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  1,616,745,045.74$  1,542,019,252.58
            Note Pool Factor                       0.7172782          0.6841257
            Class A-1 Notes Balance             9,745,045.74               0.00
            Class A-1 Notes Pool Factor            0.0150619          0.0000000
            Class A-2 Notes Balance           535,000,000.00     470,019,252.58
            Class A-2 Notes Pool Factor            1.0000000          0.8785407
            Class A-3 Notes Balance           691,500,000.00     691,500,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           300,000,000.00     300,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              80,500,000.00      80,500,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       46,000,000.00      46,000,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       46,000,000.00      46,000,000.00
            Class D Certificates Balance           1.0000000          1.0000000
            Total Note and Certs Balance    1,708,745,045.74   1,634,019,252.58
       Portfolio Information:
            Weighted Average Coupon (WAC)              11.12%             11.12%
            Weighted Average Remaining Maturity (WAM)  41.34              40.52
            Remaining Number of Receivables          146,978            143,250
            Portfolio Receivable Balance $  1,717,775,799.85$  1,638,908,274.00

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $      4,889,021.42
       Specified Credit Enhancement Amount                        16,389,082.74

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     11,500,061.32
       Specified Reserve Account Balance                          11,500,061.32
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       11,500,061.32
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             11,500,061.32
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $      1,282,138.44
            Recoveries from Prior Month Charge-Offs                   49,640.76
       Aggregate Losses for Collection Period                      2,541,650.87
       Charge-off Rate for Collection Period (annualized)                  0.85%
       Cumulative Net Losses for all Periods                       9,919,182.22
       Delinquent Receivables:
            31-60 Days Delinquent                           $     27,770,388.24
            61-90 Days Delinquent                                  3,146,498.45
            91-120 Days Delinquent                                   581,252.32
            Over 120 Days Delinquent                                 275,774.28
       Repossesion Inventory                                $      3,801,156.39

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.9228%
            Preceding Collection Period                                  1.2110%
            Current Collection Period                                    0.8650%
            Three Month Average                                          0.9996%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.2905%
            Preceding Collection Period                                  0.3239%
            Current Collection Period                                    0.2031%
            Three Month Average                                          0.2725%